UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X]        Preliminary Information Statement
[   ]        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ]        Definitive Information Statement

YOU ON DEMAND HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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YOU ON DEMAND HOLDINGS, INC.
375 Greenwich Street, Suite 516,
New York, New York 10013
__________________________

INFORMATION STATEMENT
__________________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
__________________________

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Information Concerning the Actions by Written Consent

            This Information Statement is being furnished to the shareholders of YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, for the purpose of informing our shareholders that, on September 12, 2016, our board of directors approved by written consent, and on October 6, 2016 the shareholders holding a majority of the voting power of the Company also approved by written consent, an amendment of the Articles of Incorporation of the Company to change of our name from YOU On Demand Holdings, Inc., to “Wecast Network, Inc.”

            Under the laws of the State of Nevada and our bylaws, shareholder action may be taken by written consent without a meeting of the shareholders. The written consent of our board of directors and the written consent of the shareholders holding a majority of the voting power of the Company are sufficient to approve the amendment described above (the "Amendment"). Therefore, no proxies or consents were or are being solicited in connection with the Amendment.

            We intend to file a Certificate of Amendment to our Articles of Incorporation to effectuate the Amendment. The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We expect the filing will be made within a few days after the later of the date that is 20 days from the date this Information Statement is disseminated to our shareholders. We intend to issue a press release announcing the effective date of the name change and our new trading symbol.

Record Date

            Our board of directors has fixed the close of business on [   ], 2016 (the "Record Date"), as the record date for determining our shareholders who are entitled to receive this Information Statement. Only our shareholders of record as of the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the record date: [   ] shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held of record by approximately [   ] shareholders of record, with each of those shares being entitled to one (1) vote; [   ] shares of our Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) were issued and outstanding and held of record by 1 shareholder of record, with the holders thereof being entitled to ten (10) votes for each share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock; and [   ] shares of our Series E preferred stock, par value $0.001 per share (“Series E Preferred Stock”) were issued and outstanding and held of record by approximately 9 shareholders of record, with the holders thereof being entitled to the number of votes equal to the lesser of (i) the number of whole shares of Common Stock into which such shares of Series E Preferred Stock are convertible at [   ], 2016, the record date, and (ii) the number of whole shares of Common Stock issuable based on the conversion price of $3.03, the closing trading price of the Company’s Common Stock as of the end of the trading day immediately preceding the closing date of the financing contemplated by certain Series E Preferred Stock Purchase Agreement by and among the Company, C Media Limited and certain other purchasers, dated January 31, 2014).

            Shareholders as of the Record Date who did not consent to the Amendment are not entitled to dissenters’ rights or appraisal rights in connection with the Amendment under the laws of the State of Nevada or under our bylaws.

Expenses

            The cost of preparing and furnishing this Information Statement will be borne by us. We may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the Record Date.

Shareholders Sharing an Address

            We will deliver, or cause to be delivered, only one copy of this Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We undertake to promptly deliver, or cause to be promptly delivered, upon written or oral request, a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement by contacting us at the address set forth above. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify us at the address set forth above.

Information Regarding the Amendment

            Reasons for Name Change

            The board of directors believes the change of our name from “YOU On Demand Holdings, Inc.” to “Wecast Network, Inc.” will be in our best interests as the new name reflects the Company’s new direction and strategy. The Company selected a name that could better encompass and further establish its identity in the industry and to more accurately represent its full portfolio of solutions and services aimed at both a Chinese and global audience. This name change marks a new and expanded focus, and it underscores the Company’s firm commitment to offering innovative products and solutions that go well beyond its current offering.

            Approval of Name Change

             On September 12, 2016, the Board approved and on October 6, 2016 the holders of 31,645,366 of the outstanding votes entitled to vote on the matter, representing 56.33% of the votes of our issued and outstanding voting shares, executed and delivered to the Company the written consents approving the Amendment. Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Amendment, and no other vote or proxy is required of the shareholders.

            Effect on Shareholders

            The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our Common Stock on the NASDAQ Capital Market. Following implementation of the amendment, shareholders may continue to hold their existing certificates or receive new certificates reflecting the name change by delivering their existing certificates to the Company’s transfer agent. Shareholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

            No Appraisal Rights

            Our shareholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Amendment.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of August 31, 2016 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our named executive officers and directors; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of YOU On Demand Holdings, Inc., 375 Greenwich Street, Suite 516, New York, New York 10013.

				Shares Beneficially Owned (1)
								Combined
								Common Stock,
Name and				Series A Preferred		Series E Preferred		Series A and
Address of		Common Stock (2)		Stock (3)		Stock (4)		and Series E (5)
Beneficial	Office, If		% of		% of		% of
Owner	Any	Shares	Class	Shares	Class	Shares	Class	Votes (2)(3)(4)	Percentage
Directors and Officers
Bruno Wu	Chairman	17,845,223(1)	40.1%	0	*	0	*	17,845,223	30.8%
Mingcheng Tao	CEO and Director	0	*	0	*	0	*	0	*
Shane McMahon	Vice Chairman	3,064,599(6)	7.1%	0	*	2,943,509(6)	32.1%	4,764,645	8.2%
Grace He	Former Vice President of Finance	0	*	0	*	0	*	0	*
Weicheng Liu	Former CEO and Director	2,956,454(9)	6.9%	0	*	0	*	2,956,454	5.2%
Marc Urbach	Former President and CFO	539,667(10)	1.2%	0	*	0	*	539,667	1.0%
Xuesong Song	Director	262,965(8)	*	7,000,000(7)	100%	5,923,807(7)	82.8%	13,017,636	23.2%
James Cassano	Director	76,989(11)	*	0	*	0	*	76,989	*
Jin Shi	Director	44,682	*	0	*	0	*	44,682	*
Jerry Fan	Director	0	*	0	*	0	*	0	*
Polly Wang -	Director	0	*	0	*	0	*	0	*
All officers and directors as a group (11 persons named above)		24,790,579	53.6%	7,000,000	100%	8,867,316	96.6%	39,245,296	64.6%
5% Securities Holders
C Media Limited CN11 Legend Town, No. 1 Ba Li Zhuang Dong Li Chaoyang District, Beijing 100025 China		0	*	7,000,000(7)	100%	5,923,807(7)	81.7%	12,754,671	22.7%
Sun Seven Stars Hong Kong Cultural Development Limited Wing On Centre, 111 Connaught Road Central, 16th Floor, Hong Kong		17,845,223 (12)	40.1%	0	*	0	*	17,845,223	30.8%
Harvest Alternative Investment Opportunities SPC 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands		2,272,727	5.3%	0	*	0	*	2,272,727	4.0%

*Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2) A total of 42,715,658 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of August 31, 2016.

(3) Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding as of August 31, 2016, with the holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes.

(4) Based on 7,155,000 shares of Series E Preferred Stock issued and outstanding as of August 31, 2016. Each share of Series E Preferred Stock is initially convertible into one share of Common Stock, subject to certain adjustment. The holders of Series E Preferred Stock are entitled to vote on all matters submitted to a vote of the Company’s shareholders and entitled to the number of votes equal to the lesser of (i) the number of whole shares of Common Stock into which such shares of Series E Preferred Stock are convertible at the record date for the determination of shareholders entitled to vote on such matters, and (ii) the number of whole shares of Common Stock issuable based on the conversion price of $3.03, the closing trading price of the Company’s Common Stock as of the end of the trading day immediately preceding the closing date of the financing contemplated by certain Series E Preferred Stock Purchase Agreement by and among the Company, C Media Limited and certain other purchasers, dated January 31, 2015.

(5) Represents total voting power with respect to all shares of our Common Stock, Series A Preferred Stock and Series E Preferred Stock.

(6) Includes (i) 2,324,600 shares of Common Stock, (ii) 533,333 shares of Common Stock underlying options exercisable within 60 days at $3.00 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; and (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share. In addition, Mr. McMahon’s Series E Preferred Shares includes 933,333 shares of Series E Preferred Stock and 2,010,176 shares of Series E Preferred Stock, issuable within 60 days, upon conversion of a promissory note which is convertible at any time between January 31, 2015 and December 31, 2016, at a price of $1.75 per share at the option of Mr. McMahon.

(7) Includes 7,000,000 shares of Series A Preferred Stock and 5,923,807 shares of Series E Preferred Stock directly owned by C Media Limited of which Mr. Song is the Chairman and Chief Executive Officer.

(8) Includes 262,965 shares of Common Stock held by Chum Capital Group Limited of which Mr. Song is the principal.

(9) Includes 320,000 shares underlying options exercisable within 60 days at $3.75 per share and 40,000 shares underlying options exercisable within 60 days at $4.50 per share.

(10) Includes 1,333 shares underlying options exercisable within 60 days at $75.00 per share, 293,334 shares underlying options exercisable within 60 days at $2.00 per share, and 170,000 shares underlying options exercisable within 60 days at $1.65 per share.

(11) Includes 13,333 shares underlying options exercisable within 60 days at $2.00 per share and 8,974 shares underlying options exercisable within 60 days at $2.91 per share.

(12) Includes (i) 16,027,041 shares of Common Stock, and (ii) 1,818,182 shares underlying warrants exercisable within 60 days at $2.75 per share. 12, 390,677 shares are beneficially owned directly by Sun Seven Stars Hong Kong Cultural Development Limited, a Hong Kong Company (“SSSHKCD”) a wholly-owned subsidiary of Shanghai Sun Seven Stars Cultural Development Limited, a PRC company (“SSSSCD”) a wholly-owned subsidiary of Tianjin Sun Seven Stars Culture Development Limited, a PRC company (“TSSSCD”) a wholly-owned subsidiary of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”) a directly controlled subsidiary of Tianjin Sun Seven Stars Partnership Management Co., Ltd., a PRC company (“TSSS”). Lan Yang, who is the direct controlling shareholder and the Chairperson of TSSS, is the spouse of the Company’s director Bruno Wu, who serves as the Chairman, Chief Executive Officer and as a director of SSS. Each of SSS, Mr. Wu, TSSS, Mrs. Yang, TSSSCD and SSSSCD shares with SSSHKCD voting and dispositive power over the securities held by SSSHKCD. Each of SSS, Mr. Wu, TSSS, Mrs. Yang, TSSSCD and SSSSCD expressly disclaims beneficial ownership of securities held by any person or entity, except to the extent of their pecuniary interest therein. Also include as part of a “group” within the meaning of Section 13 (d)(3) of the Exchange Act are 3,636,364 shares of Common Stock owned directly by Seven Stars Works Co., Ltd., a Korea company (“SSW”), an affiliate of SSS. SSSHKCD is the largest shareholder of SSW. SSW has only voting and investment power over these shares and these decisions are made by its board of directors and not any particular individual.

(13) Harvest Alternative Investment Opportunities SPC (“Harvest”). The investment manager of Harvest, Harvest Alternatives Offshore Direct Investment 1 Limited, shares voting and dispositive power over the securities held by Harvest. Harvest Alternatives Offshore Direct Investment 1 Limited is a wholly-owned subsidiary of Harvest Alternative Investment Group Limited.

Additional Information about the Company

            We file annual, quarterly and other reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company's filings with the SEC are available to the public on the SEC's website at www.sec.gov and on our corporate website at  http://corporate.yod.com. You may also read and copy, at the SEC's prescribed rates, any document that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of the Company's filings with the SEC, at no cost, by writing to us at 375 Greenwich Street, Suite 516, New York, New York 10013.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the board of directors:

Date: [ ], 2016	By:
Bruno Wu
Chairman

Appendix A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

YOU On Demand Holdings, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1 is hereby amended to read: "The name of the Corporation is Wecast Network, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
56.33%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15